Exhibit 99.1

ARCADE ACQUISITION CORP. ANNOUNCES TERMINATION OF DEFINITIVE AGREEMENTS TO
PURCHASE TEN CONTAINER VESSELS

February 2, 2009 — New York, NY — Arcade Acquisition Corp. (OTC Bulletin Board: ACDQU; ACDQ; ACDQW) announced today that it and Palmosa Shipping Corporation (“Palmosa”) have agreed to terminate their agreements pursuant to which Arcade would acquire ten (10) feeder service containerships from Palmosa and certain other entities.   Current market conditions in the shipping industry and the financial markets have made the transaction no longer feasible.

Jonathan Furer, Arcade’s Chief Executive Officer, stated “The fundamentals in the shipping industry have changed sharply since we announced our transaction.  Despite our best efforts and the cooperation of Palmosa, we have been unable to recraft the transaction into one that fits today’s industry fundamentals.  We will continue to evaluate all alternatives for Arcade’s stockholders.”

About Arcade Acquisition Corp.

Arcade Acquisition  Corp. (OTC Bulletin Board: ACDQU; ACDQ; ACDQW) is a blank check company formed for the purpose of acquiring through a merger, stock exchange, asset acquisition or  other similar business combination, an unidentified operating business. Arcade completed its initial public offering of 8.625 million units at $8.00 per unit on May 22, 2007, generating gross proceeds of approximately $69 million dollars.  Arcade’s charter provides for its automatic dissolution if a business combination has not been consummated prior to May 21, 2009.  Arcade’s public filings are available at www.sec.gov.

For Further Information please contact:

Arcade Acquisition Corp.

John Chapman

Executive Officer

Tel: (860) 236-6320

E-mail: jchapman@arcadepartners.com

Forward Looking Statement

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) about Arcade.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of Arcade’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: future operating or financial results; uncertainties regarding the strength of the future growth of the international containership industry;  the availability of cash to pay dividends, the ability to meet debt obligations or obtain additional financing to fund operations and/or acquisitions; general market conditions and shipping industry trends, including charter rates and factors affecting supply and demand; changes in governmental and classification societies’ rules and regulations or actions taken by regulatory authorities; risks incident to vessel operation, including discharge of pollutants and vessel collisions; unanticipated changes in laws and regulations; changing interpretations of generally accepted accounting principles; and general economic conditions, as well as other relevant risks detailed in Arcades’ filings with the Securities and Exchange Commission, including its report on form 10-K for the period ended December 31, 2007, and in the preliminary proxy statement/prospectus dated September 29, 2008.  The information set forth herein should be read in light of such risks.

IMPORTANT NOTICES

Arcade Acquisition Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Arcade’s stockholders that might be held to approve any contemplated transaction.  Stockholders of Arcade and other interested persons are strongly urged to read, when available, Arcade’s preliminary proxy statement and definitive proxy statement in connection with Arcade’s solicitation of proxies of the special meeting because these proxy statements will contain important information.

Such persons are also advised to read Arcade’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 5, 2008, for a description of the security holdings of the company’s officers and directors and their respective interests should the Business Combination be consummated.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for the voting on any proposed Business Combination.  Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, be directing a request to:

Arcade Acquisition Corp.
62 La Salle Road, Suite 304
West Hartford, CT 06107

The preliminary proxy statement and definitive proxy statement, once available, and the Annual Report on Form 10-K can also be obtained, without charge, at the Securities and Exchange Commission’s internet site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such jurisdiction.